UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2009

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 13, 2009, Keri A. Shea, Vice President-Finance and Treasurer of AvalonBay Communities, Inc. (the “Company”), was designated as the Company’s principal accounting officer.  Ms. Shea continues to report to Thomas J. Sargeant, the Company’s Chief Financial Officer (who previously served as both principal accounting and financial officer and who continues to serve as the Company’s principal financial officer).

Ms. Shea, 39, is responsible for overseeing all of the Company’s accounting operations, including its financial reporting and cash management functions.  Ms. Shea joined the Company in 2002 as Assistant Corporate Controller, where she focused primarily on financial reporting and corporate accounting, and was promoted to Corporate Controller in 2005.  Ms. Shea’s prior experience includes eight years with Arthur Andersen LLP, where she last worked as an audit manager.  Ms. Shea is a certified public accountant and has a B.B.A. in Accounting from the College of William & Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

July 14, 2009
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer